Exhibit 23(b)

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

PHL Variable Insurance Company

One American Row

Hartford, CT 06102-5056

Re:	PHL Variable Insurance Company
Post-Effective Amendment No 8 to Registration Statement No. 333-87218 on Form S-1

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of this Post-Effective Amendment No. 8 to Registration Statement No. 333-87218 (“PEA No. 8”) filed on Form S-1 under the Securities Act of 1933 for PHL Variable Insurance Company’s Market Value Adjusted Guaranteed Interest Account Annuity (“MVA”), only available for use under certain PHL Variable Insurance Company’s variable accumulation deferred annuity contracts (“Contracts”).

As an attorney for PHL Variable Insurance Company (“PHLVIC”), I provide legal advice to PHLVIC in connection with the operation of its SEC registered and variable products. In this role I am familiar with PEA No. 8. I have made an examination of the law and the documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

I am of the following opinion:

1. PHLVIC is a valid corporation, organized and operated under the laws of the State of Connecticut and is subject to regulation by the Connecticut Commissioner of Insurance.

2. The MVA, when properly issued under the Contracts, is a legal and binding obligation of PHLVIC, enforceable in accordance with its terms and applicable state and federal law.

I hereby consent to the use of this opinion as an exhibit to PEA No. 8 and to the use of my name in the “Legal Matters” section of the prospectus in PEA No. 8.

Yours truly,

By:	/s/ KATHLEEN A. McGAH
Kathleen A. McGah Vice President and Assistant Secretary PHL Variable Insurance Company

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

PHL Variable Insurance Company

One American Row

Hartford, CT 06102-5056

Re:	PHL Variable Insurance Company
Post-Effective Amendment No 8 to Registration Statement No. 333-87218 on Form S-1

Ladies and Gentlemen:

I hereby consent to the reference to me under the heading “Legal Matters” in connection with the filing of this Post-Effective Amendment No. 8 to Registration Statement No. 333-87218 (“PEA No. 8”) filed on Form S-1 under the Securities Act of 1933 for PHL Variable Insurance Company’s Market Value Adjusted Guaranteed Interest Account Annuity (“MVA”), only available for use under certain PHL Variable Insurance Company’s variable accumulation deferred annuity contracts (“Contracts”).

Yours truly,

By:	/s/ Laurie D. Lewis
Laurie D. Lewis
Counsel Phoenix Life Insurance Company